EXHIBIT 32.1

Certification

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Richard B. Hollis, Chief Executive Officer of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Daniel D. Burgess, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

Dated: March 10, 2006	/s/ RICHARD B. HOLLIS
Richard B. Hollis Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: March 10, 2006	/s/ DANIEL D. BURGESS
Daniel D. Burgess Chief Operating Officer/ Chief Financial Officer (Principal Financial Officer)

*	This certification accompanies the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hollis-Eden Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.